EXHIBIT 6

         CONSENT OF JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON, LLP


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                                                          November 9, 1998




Phoenix Home Life Mutual Insurance Company
One American Row
Hartford, Connecticut 06115

Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-58757) filed by Phoenix Home Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.


                            Very truly yours,

                            Jorden Burt Boros Cicchetti Berenson & Johnson LLP


                            By:  /s/ Michael Berenson
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